Tableau Reports Record Q4 and Fiscal Year 2014 Financial Results Due To Strong Enterprise Demand
Record results driven by strong enterprise demand and growth in new customer accounts

SEATTLE, Wash. – February 4, 2015 - Tableau Software, Inc. (NYSE: DATA) today reported results for its fourth quarter and fiscal year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights:

•	Total revenue grew to $142.9 million, up 75% year over year.

•	License revenue grew to $101.4 million, up 75% year over year.

•	International revenue grew to $32.8 million, up 86% year over year.

•	Added more than 2,600 new customer accounts.

•	Closed 304 transactions greater than $100,000, up 70% year over year.

•	Diluted GAAP earnings per share were $0.27; diluted non-GAAP earnings per share were $0.42.

Fiscal Year 2014 Financial Highlights:

•	Total revenue grew to $412.6 million, up 78% year over year.

•	License revenue grew to $279.9 million, up 75% year over year.

•	International revenue grew to $93.8 million, up 105% year over year.

•	Added more than 9,100 new customer accounts.

•	Closed 781 transactions greater than $100,000, up 72% year over year.

•	Diluted GAAP earnings per share were $0.08; diluted non-GAAP earnings per share were $0.52.

"Tableau's quarterly and fiscal 2014 results were excellent. I'm proud to say that our investments in people, product and customers paid off in 2014 with record revenue, strong customer adoption and accelerated growth in our enterprise business," said Christian Chabot, Chief Executive Officer of Tableau. "In 2014, we experienced the strongest demand we've seen in our history, as the move to agile analytics grows faster than ever."

"We will continue investing in product innovation and advancing our platform to bring even more value to our growing customer base. We are excited to announce that we expect Tableau 9.0, the next step in our journey to help people achieve more with data, to be released in the next 90 days," added Chabot.

Financial Highlights for the Fourth Quarter Ended December 31, 2014
Total revenue for the fourth quarter of 2014 was $142.9 million, representing a 75% increase from the fourth quarter of 2013. License revenue was $101.4 million, representing a 75% increase from the fourth quarter of 2013. Maintenance and services revenue was $41.5 million, representing a 77% increase from the fourth quarter of 2013.

GAAP operating income for the fourth quarter of 2014 was $16.1 million, compared to a GAAP operating income of $9.2 million for the fourth quarter of 2013. GAAP net income for the fourth quarter of 2014 was $20.7 million, or $0.27 per diluted common share, compared to GAAP net income of $11.2 million, or $0.16 per diluted common share, for the fourth quarter of 2013.

Non-GAAP operating income, which excludes stock-based compensation expense, was $31.6 million for the fourth quarter of 2014, compared to a non-GAAP operating income of $14.1 million for the fourth quarter of 2013.

Non-GAAP net income, which excludes stock-based compensation expense, net of tax, was $31.8 million for the fourth quarter of 2014, or $0.42 per diluted common share, compared to non-GAAP net income of $14.0 million, or $0.20 per diluted common share, for the fourth quarter of 2013.

Financial Highlights for the Fiscal Year Ended December 31, 2014
Total revenue for 2014 was $412.6 million, representing a 78% increase from 2013. License revenue was $279.9 million, representing a 75% increase from 2013. Maintenance and services revenue was $132.7 million, representing an 83% increase over 2013.

GAAP operating income for 2014 was $6.3 million, compared to a GAAP operating income of $3.7 million for 2013. GAAP net income for 2014 was $5.9 million, or $0.08 per diluted common share, compared to GAAP net income of $7.1 million, or $0.12 per diluted common share, for 2013.

Non-GAAP operating income, which excludes stock-based compensation expense, was $53.3 million for 2014, compared to a non-GAAP operating income of $18.1 million for 2013. Non-GAAP net income, which excludes stock-based compensation expense, net of tax, was $38.5 million for 2014, or $0.52 per diluted common share, compared to non-GAAP net income of $18.0 million, or $0.31 per diluted common share, for 2013.

Business Highlights

•	Partnered with global consultancy and solutions provider, Infosys, to integrate Tableau's software into the solutions it deploys to help clients unlock the power of big data.

•	KLAS Research placed Tableau among the top broad-use BI vendors in a survey. Tableau placed first in ease-of-use and noted high satisfaction with customers in the healthcare industry.

•
Released Tableau 8.3, an update that delivers support for Kerberos for Microsoft SQL Server, Microsoft SQL Server Analysis Services and Cloudera Impala. Kerberos support provides single sign-on from the desktop or browser all the way to the database.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau’s fourth quarter and fiscal year 2014 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau’s website at http://investors.tableau.com. The live call can be accessed by dialing (855) 592-5013 (U.S.) or (678) 224-7834 (outside the U.S.) and referencing passcode: 66992370. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 66992370.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 26,000 customer accounts get rapid results with Tableau in the office and on-the-go. And tens of thousands of people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableausoftware.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the company’s growth momentum, product adoption, the Company's research and development efforts and future product releases, and the company’s expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau’s addressable market; competitive factors, including changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau’s ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau’s ability to develop and deliver innovative products; Tableau's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau’s Quarterly Report on Form 10-Q filed on November 7, 2014, and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, net of tax, from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding as presented in the calculation of GAAP net income (loss) per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau’s business. International revenues as described above represent revenues outside the United States and Canada.

Investor Contact:
Joni Davis
Tableau Director, Investor Relations
206.633.3400 x5523
jdavis@tableausoftware.com

Carolyn Bass
Market Street Partners
415.445.3232 or 415.445.3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Senior PR Manager
206.633.3400 x5648
djarman@tableausoftware.com

Tableau Software, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2014	2013	2014	2013
Revenues
License	$101,382	$58,035	$279,944	$159,930
Maintenance and services	41,541	23,424	132,672	72,510
Total revenues	142,923	81,459	412,616	232,440
Cost of revenues
License	643	217	1,211	740
Maintenance and services	10,968	5,833	35,774	17,784
Total cost of revenues (1)	11,611	6,050	36,985	18,524
Gross profit	131,312	75,409	375,631	213,916
Operating expenses
Sales and marketing (1)	68,736	40,147	216,672	123,573
Research and development (1)	33,737	18,255	110,923	60,769
General and administrative (1)	12,759	7,841	41,712	25,905
Total operating expenses	115,232	66,243	369,307	210,247
Operating income	16,080	9,166	6,324	3,669
Other income (expense), net	1,021	(454)	858	(804)
Income before income tax expense (benefit)	17,101	8,712	7,182	2,865
Income tax expense (benefit)	(3,606)	(2,533)	1,309	(4,211)
Net income	$20,707	$11,245	$5,873	$7,076

Net income per share attributable to common stockholders:
Basic	$0.30	$0.18	$0.09	$0.14
Diluted	$0.27	$0.16	$0.08	$0.12

Weighted average shares used to compute net income per share attributable to common stockholders:
Basic	69,572	60,863	67,591	50,564
Diluted	76,384	70,250	74,319	59,092

(1) Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2014	2013	2014	2013
	(in thousands)
Cost of revenues	$770	$182	$2,227	$473
Sales and marketing	5,932	1,923	18,203	5,429
Research and development	7,023	2,047	20,794	5,832
General and administrative	1,769	772	5,794	2,723

Tableau Software, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	December 31, 2014	December 31, 2013
Assets
Current assets
Cash and cash equivalents	$680,613	$252,674
Accounts receivable, net	99,910	61,158
Prepaid expenses and other current assets	10,777	7,180
Income taxes receivable	229	2,033
Deferred income taxes	18,732	9,136
Total current assets	810,261	332,181
Property and equipment, net	45,627	21,338
Deferred income taxes	5,879	589
Deposits and other assets	3,895	819
Total assets	$865,662	$354,927
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$1,978	$2,178
Accrued compensation and employee related benefits	40,164	27,187
Accrued liabilities	15,769	8,456
Income taxes payable	378	178
Deferred revenue	121,985	66,290
Total current liabilities	180,274	104,289
Deferred revenue	7,825	3,264
Other long-term liabilities	5,557	2,714
Total liabilities	193,656	110,267
Stockholders’ equity
Common stock	7	7
Additional paid-in capital	660,668	239,406
Accumulated other comprehensive income (loss)	140	(71)
Retained earnings	11,191	5,318
Total stockholders’ equity	672,006	244,660
Total liabilities and stockholders’ equity	$865,662	$354,927

Tableau Software, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Fiscal Year Ended December 31,
	2014	2013
Operating activities
Net income	$5,873	$7,076
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization expense	13,512	6,850
Stock-based compensation expense	47,018	14,457
Excess tax benefit from stock-based compensation	(14,061)	(5,725)
Deferred income taxes	(899)	(3,052)
Changes in operating assets and liabilities
Accounts receivable, net	(41,015)	(30,001)
Prepaid expenses, deposits and other assets	(6,950)	(4,758)
Income taxes receivable	1,816	(961)
Deferred revenue	62,752	34,740
Accounts payable and accrued liabilities	21,181	19,037
Income taxes payable	224	62
Net cash provided by operating activities	89,451	37,725
Investing activities
Purchase of property and equipment	(36,748)	(17,607)
Sale of property and equipment	1,694	—
Net cash used in investing activities	(35,054)	(17,607)
Financing activities
Proceeds from public offering, net of underwriters discount and offering costs	344,077	176,974
Proceeds from exercise of stock options	16,151	10,522
Excess tax benefit from stock-based compensation	14,061	5,725
Net cash provided by financing activities	374,289	193,221
Effect of exchange rate changes on cash and cash equivalents	(747)	33
Net increase in cash and cash equivalents	427,939	213,372
Cash and cash equivalents
Beginning of period	252,674	39,302
End of period	$680,613	$252,674

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2014	2013	2014	2013
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$131,312	$75,409	$375,631	$213,916
Excluding: Stock-based compensation expense attributable to cost of revenues	770	182	2,227	473
Non-GAAP gross profit	$132,082	$75,591	$377,858	$214,389

Reconciliation of gross margin to non-GAAP gross margin:
GAAP gross margin	91.9%	92.6%	91.0%	92.0%
Excluding: Stock-based compensation expense attributable to cost of revenues	0.5%	0.2%	0.5%	0.2%
Non-GAAP gross margin	92.4%	92.8%	91.6%	92.2%

Reconciliation of operating income to non-GAAP operating income:
Operating income	$16,080	$9,166	$6,324	$3,669
Excluding: Stock-based compensation expense	15,494	4,924	47,018	14,457
Non-GAAP operating income	$31,574	$14,090	$53,342	$18,126

Reconciliation of operating margin to non-GAAP operating margin:
GAAP operating margin	11.3%	11.3%	1.5%	1.6%
Excluding: Stock-based compensation expense	10.8%	6.0%	11.4%	6.2%
Non-GAAP operating margin	22.1%	17.3%	12.9%	7.8%

Reconciliation of net income to non-GAAP net income:
Net income	$20,707	$11,245	$5,873	$7,076
Excluding: Stock-based compensation expense, net of tax	11,076	2,736	32,631	10,967
Non-GAAP net income	$31,783	$13,981	$38,504	$18,043

Non-GAAP net income per share attributable to common stockholders:
Basic	$0.46	$0.23	$0.57	$0.36
Diluted	$0.42	$0.20	$0.52	$0.31

Weighted average shares used to compute non-GAAP net income per share attributable to common stockholders:
Basic	69,572	60,863	67,591	50,564
Diluted	76,384	70,250	74,319	59,092